Exhibit 10.3

FORM OF RESTRICTED STOCK AWARD AND AGREEMENT

AGREEMENT entered into this             day of               , 201X by and between Bruker Corporation, a Delaware corporation with a principal place of business in Billerica, Massachusetts (the “Company”), and the undersigned (the “Participant”) employee, director, consultant or advisor of the Company or one of its subsidiaries (the Company and its subsidiaries herein together referred to as the “Company”).

WITNESSETH:

WHEREAS, the Company has granted to the Participant and the Participant has this day received from the Company [     ] shares of the Company’s common stock, par value $.01 per share (the “Shares”), pursuant to the Company’s 2010 Incentive Compensation Plan (the “2010 Plan”); and

WHEREAS, a condition to the grant of the Shares to the Participant is that the Participant execute this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Forfeiture of Shares Upon Termination of Employment.  Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.  Accordingly, if the Participant’s employment with the Company terminates for any reason, then all unvested Shares shall be automatically forfeited as of the date of termination, and any rights, including, without limitation, any voting or dividend rights, with respect to such forfeited Shares will immediately cease.

2.             Vesting of Shares.  So long as the Participant (a) continues to remain as an employee or director of the Company or (b) continues to provide significant services to the Company as a consultant or advisor, the Shares will be deemed to become “Vested Shares” twenty percent (20%) on each of the first five (5) anniversaries of the date of this Agreement.   The foregoing vesting schedule notwithstanding, if the employment, directorship or other business relationship of the Participant with the Company, as applicable, terminates by reason of the Participant’s permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or death, all Shares or portions thereof not yet vested shall become immediately vested.

3.             Restrictions on Transfers.  Other than as set forth herein, Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Shares, or any interest therein, unless and until such Shares are Vested Shares.

4.             Specific Enforcement.  The Participant expressly acknowledges that the Company may be irreparably damaged if this Agreement is not specifically enforced.  Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by Participant, the Company shall, in addition to all other remedies, be entitled to apply for a temporary or permanent injunction, or a decree for specific performance, in accordance with the provisions hereof.

5.             Legend.  Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

“Any sale, assignment, transfer or other disposition of, or the voting of, the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Restricted Stock Award and Agreement dated as of                         .  A copy of said Agreement is on file with the Secretary of the Corporation.”

6.             Notices.  Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his, her or its address specified on the signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

7.             Entire Agreement and Amendments.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto.  No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

8.             Governing Law; Successors and Assigns.  This Agreement shall be governed by the internal laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

9.             Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

10.           Captions.  Captions are for convenience only and are not deemed to be part of this Agreement.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

BRUKER CORPORATION

By:	By:
Name:
Address:	Title:

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